Exhibit 23.2
Consent of Independent Auditors

National Self Storage Operating Entities
Tucson, Arizona

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-128261) of our report dated August 12, 2005, relating to the Summary of Historical Information Relating to Combined Operating Revenues and Specified Expenses for the year ended December 31, 2004 of National Self-Storage Operating Entities and to the reference to us under the heading “Experts” in the Prospectus.
/s/ Clifton Gunderson LLP
September 21, 2005
Phoenix, Arizona